EXHIBIT # 10.49

                              CONSULTING AGREEMENT

This Engagement Agreement ("Agreement") is entered into as of this___________, 2003 by and between DAN BURNS ("Mr. Burns") of ___________________, Eugene Martineau ("Mr. Martineau) of _____________________and MOLECULAR DIAGNOSTICS, INC. 414 N Orleans, Suite 800, Chicago, IL 60610 (the "MDI").

WHEREAS, MDI desires to contract with Mr. Burns and Mr. Martineau for the purpose of assisting MDI in certain investor relations, and other financial aspects of its business or as requested and agreed upon by the parties on a case-by-case basis during the period of this Agreement; and,

WHEREAS, Mr. Burns and Mr. Martineau are willing and able to provide such consulting services to MDI according to the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained below, the parties agree as follows:

     1 ENGAGEMENT FOR CONSULTING SERVICES - MDI hereby engages Mr. Burns and Mr. Martineau, and Mr. Burns and Mr. Martineau agree to accept such engagement, to consult with MDI with respect to its business and interaction with existing and new investors ("Investor Relations"). Unless specifically referenced in writing by MDI, neither Mr. Burns nor Mr. Martineau shall have authority to act on behalf of and bind, represent, and engage MDI in any way. Unless specifically authorized in writing by Mr. Burns or Mr. Martineau, MDI shall have no authority to act on behalf of or bind Mr. Burns or Mr. Martineau in any way by any promise, representation or agreement.

     2 BEST EFFORTS - Mr. Burns and Mr. Martineau shall each use his best efforts to perform the obligations under this engagement but makes no commitment that any Transaction can or will be arranged with any party. Neither Mr. Burns nor Mr. Martineau accepts any liability for their inability to achieve the intended Responsibilities defined in the attached Statement of Work & Fees.

     3 COMPLIANCE - Both Mr. Burns and Mr. Martineau have the responsibility for ensuring that any transactions or activities he/they undertake on behalf of MDI as part of this Agreement comply with all federal, state / provincial, and Security and Exchange Commission regulations. Mr. Burns and Mr. Martineau will rely on MDI for providing accurate and reliable information to prospective parties pursuant to the Responsibilities outlined in the Statement of Work and Fees that may result from this Agreement.

     4 FEES - MDI agrees to pay all fees defined in the attached exhibit, Statement of Work and Fees.

     5 TERM - The Term of this Agreement shall be 12 months from the date of signing, and shall provide the parties automatic one-year (1 year) extensions on the anniversary unless either party stipulates in writing at least 30 days prior their desire to terminate the relationship.

     5.a Termination by MDI. MDI may terminate this Agreement with 30 days notice for failure of Mr. Burns and/or Mr. Martineau to dedicate effort consistent with the Statement of Work, including but not limited to:
          5.a.i.ii      Providing timely and responsive consultation to MDI with
                        respect to IR and PR activities;
          5.a.i.iii     Delivering funding, contacts, and consultation with
                        respect to both MDI's Bridge and Equity funding efforts;
          5.a.i.iv      Providing timely and supportive consulting to the
                        Company's investor relations firm, for purposes of enhancing the value of the Company;
          5.a.i.v       For behavior inconsistent with or in disregard of any
                        local, state, federal, or SEC regulations; or for actions that might otherwise be construed as a breach of fiduciary responsibility of an executive within a publicly traded company.

     5.b Termination by Mr. Burns and Mr. Martineau. Mr. Burns and Mr. Martineau - collectively - may terminate this Agreement for specific, un-resolved causes with 30 days notice.


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1    RELATIONSHIP OF PARTIES - It is understood by the parties that both Mr.
     Burns and Mr. Martineau are independent contractors with respect to MDI, and not employees nor officers of MDI. MDI will not provide fringe benefits, including paid vacation, or any other employee benefit, for the benefit of either Mr. Burns or Mr. Martineau unless otherwise specified here-in. Mr. Burns and Mr. Martineau shall be responsible for all taxes and withholding, Federal and State, resulting from this Consulting Agreement. MDI agrees to provide Mr. Burns and Mr. Martineau the appropriate documentation including, but not limited to 1099 reporting as necessary to facilitate their timely reporting and payment of such taxes. Failure on the part of MDI to comply with such reporting as mandated by law shall burden MDI with any and all fee, penalties, and other charges associated with Mr. Burns' or Mr. Martinau's delinquent reporting or payment.

2 INDEMNIFICATION - MDI agrees to indemnify and hold Mr. Burns and Mr. Martineau harmless from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against MDI that result form the acts or omissions of MDI. Mr. Burns and Mr. Martineau agree to indemnify and hold MDI harmless from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against MDI that result form the acts or omissions of Mr. Burns and Mr. Martineau.

3 ENTIRE AGREEMENT - This Agreement, including the exhibits shall constitute the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

4 AMENDMENT - This Agreement may only be modified or amended if the amendment is made in writing and is signed by both parties.

5 SEVERABILITY - If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

6 WAIVER OF CONTRACTUAL RIGHT - The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

7 APPLICABLE LAW - This Agreement shall be governed by the laws of the State of Illinois.

8 ARBITRATION - If the parties are unable to resolve any dispute between them arising out of or in connection with this Agreement, either party may refer the dispute to arbitration by a single arbitrator selected by the parties according to the rules of the American Arbitration Association ("AAA"), and the decision of the arbitrator will be final and binding on both parties. Such arbitration will be conducted by the Chicago, Illinois office of the AAA and governed by Illinois law. In the event that the parties fail to agree on the selection of the arbitrator within thirty (30) days after either party's request for arbitration under this Section VI., the arbitrator will be chosen by AAA. The arbitrator may in his discretion order documentary discovery, but in no event may depositions be taken. The arbitrator will have no authority to award punitive damages. Judgment on the award of the arbitrator may be entered in and enforced by any court of competent jurisdiction. Notwithstanding the foregoing, no issue related to the ownership of intellectual property will be subject to arbitration but will instead be subject to determination by a court of competent jurisdiction. All expenses associated with Arbitration shall be borne exclusively by MDI.


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                     EXHIBIT 1 - STATEMENT OF WORK AND FEES

This Statement of Work and Fees ("Statement") is made as part of the Consulting Agreement dated 2003 (:Effective Date") between Dan Burns, Eugene Martineau, and Molecular Diagnostics, Inc. ("MDI") and shall be construed as the description of expectations by and on behalf of MDI of Mr. Burns and Mr. Martineau in their consultant role, and their expectations of the remuneration afforded them for such services.


     1. MR. BURNS' AND MR. MARTINEAU'S RESPONSIBILITIES - Mr. Burns and Mr. Martineau, independently, or collectively shall provide the following services to MDI:

               A. Solicit investments into MDI's Bridge and/or Equity financing, up to a maximum amount of $7,700,000, segregated as follows
                    i. No more than $1,700,000 in Bridge Funding accumulating as of the Effective Date of this Agreement
                    ii. No more than $6,000,000 in equity funding in Cash or via Strategic Partnerships coming directly thru Mr. Burns and/or Mr. Martineau;
               B. Assist in maximizing the shareholder value for and on behalf of MDI's shareholders;
               C. Provide guidance and dedicated effort to assist in establishing strategic partners with other companies interested in MDI's technologies, products, and services;

     2. PERFORMANCE FEES - For their efforts, Mr. Burns and Mr. Martineau shall be remunerated as follows:

          2.a Issuance of Stock Certificates: MDI shall, upon execution of this Agreement, render 1,400,000 shares to, collectively, Mr. Burns and Mr. Martineau as follows:
               2.a.i Mr. Burns 1 stock certificate for 1,025,000 common shares of MCDG stock; and
               2.a.ii Mr. Martineau 1 stock certificate for 375,000 common shares of MCDG stock.
               2.a.iii Stock Legends: The aforementioned certificates / shares shall be 144 registered. The Company shall use its best efforts to register these shares in September 2003, in conjunction with the MDI's next registration.
               2.a.iv Stock Vesting: The parties agree that the shares contained in these certificates shall vest as follows:
               2.a.v 300,000 shares at delivery for services performed for the period June 1, 2003 thru September 1, 2003;
               2.a.vi 600,000 shares covering the balance of this Agreement, covering the period September 1, 2003 thru August 1, 2004;
               2.a.vii 500,000 shares at delivery for performance in having raised, prior to the this Agreement, an aggregate amount of $600,000 in Bridge funding. The parties agree that this $600,000 is not to be construed as performance with respect to the $1,500,000 to be raised in Bridge funding pursuant to this Agreement;
               2.a.viii Should either party Terminate this Agreement as
                        stipulated above, any non-vested shares shall be returned to MDI by virtue of Mr. Burns and/or Mr. Martineau relinquishing the certificates substantiating non-vested shares.


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          2.b  Investment Compensation: The following remuneration shall be provided Mr. Burns and Mr. Martineau, collectively, based on their performance in directly leading to the generation of investments pursuant to this Agreement:

               2.b.i Bridge Funding (Maximum to be raised $1,700,000 commencing with the Effective Date of this Agreement):

                          2.b.i.ii      10% of the Bridge funding in the form of
                                        144 registered shares of MCDG, based on
                                        the same terms as the Bridge investment;
                                        plus
                          2.b.i.iii     For Bridge funding raised between July
                                        1, 2003 and September 1, 2003, an
                                        additional 5% of the Bridge funding in
                                        the form of cash, payable September 15,
                                        2003.

               2.b.ii     Equity Funding (up to a maximum of $6,000,000):

                          2.b.ii.ii     10% of the investment in the form of 144
                                        registered shares in MCDG;
                          2.b.ii.iii    Per share price will be the same as the
                                        Equity Funding price, and is expected to be higher than $0.40 per share


          2.c All shares earned pursuant to Performance as outline in Section 2 herein, shall be registered and have their 144 legends removed at the next registration undertaken by the company.


AGREED:


DAN BURNS                  EUGENE MARTINEAU         MOLECULAR DIAGNOSTICS, INC.
----------------------     --------------------     ---------------------------


______________________     ____________________     __________________________
Signature                  Signature                Signature

Dan Burns                  Eugene Martineau         Peter P. Gombrich
----------------------     --------------------     --------------------------
Name                       Name                     Name

__________________         __________________       ____________________
Date Signed                Date Signed              Date Signed